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EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

         With Respect to Tender of
Any and All Outstanding 5.375% Senior Notes due 2013
In Exchange For
5.375% Senior Notes Due 2013
of
HARRAH'S OPERATING COMPANY, INC.

Pursuant to the Prospectus dated                        , 2004

          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                              , 2004, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

The Exchange Agent is:
U.S. BANK NATIONAL ASSOCIATION

By Registered or Certified Mail, Overnight Delivery, or Hand Delivery:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention: Mr. Frank P. Leslie
Corporate Trust

By Facsimile:
(651) 495-8097

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        As set forth in the prospectus (the "Prospectus") dated                        , 2004 of Harrah's Operating Company, Inc. (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent thereto must be used to accept the Company's offer (the "Exchange Offer") to exchange new 5.375% Senior Notes due 2013 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 5.375% Senior Notes due 2013 (the "Private Notes") if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or Private Notes cannot be delivered or if the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Private Notes specified below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus entitled "The Exchange Offer—Guaranteed Delivery Procedures" and Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Private Notes set forth in the Letter of Transmittal.

        The undersigned understands that tenders of Private Notes may be withdrawn if the Exchange Agent receives at its address specified on the cover of this Notice of Guaranteed Delivery, prior to the Expiration Date, a facsimile transmission or letter which specifies the name of the person who deposited the Private Notes to be withdrawn, the aggregate principal amount of Private Notes to be withdrawn, the certificate number(s) (if any) of the Private Notes and that such person is withdrawing his election to have such Private Notes exchanged, and which is signed in the same manner as the original signature on the Letter of Transmittal by which the Private Notes were tendered, including any signature guarantees, all in accordance with the procedures set forth in the Prospectus.

        All authority herein conferred or agreed to be conferred shall survive the death, incapacity, or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

        The undersigned hereby tenders the Private Notes listed below:

PLEASE SIGN AND COMPLETE

Certificate Numbers of Private Notes (if Available)	Principal Amount of Private Notes Tendered

If Private Notes will be tendered by book-entry transfer, check the trust company below:
Signature(s) of registered holder(s) or Authorized Signatory
☐ The Depository Trust Company
Name(s) of registered holder(s) (Please Type or Print)
Depository Account No.:

Title

Address
Area Code and Telephone No.
Date

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution") hereby (i) represents that the above-named persons are deemed to own the Private Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Private Notes complies with Rule 14e-4 and (iii) guarantees that the Private Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Private Notes into the Exchange Agent's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at its address set forth above within three New York Stock Exchange trading days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and the Private Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

SIGN HERE

Name of Firm:

Authorized Signature:

Name:
(please type or print)
Address:

Area Code and Telephone No.:

Date:

        DO NOT SEND CERTIFICATES FOR PRIVATE NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR PRIVATE NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS

        1.    Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Company.

        2.    Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures.    If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Private Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Private Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

        3.    Requests for Assistance or Additional Copies.    Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.

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NOTICE OF GUARANTEED DELIVERY